UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

RUBY TUESDAY, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-12454	63-0475239
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 East Broadway Avenue

Maryville, Tennessee 37804

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2017, the Board of Directors (the “Board”) of Ruby Tuesday, Inc. (the “Company”) amended and restated the Bylaws of the Company (the “Bylaws”). The Bylaws were effective immediately and include, among other things, the following changes (the “Amendments”):

•	allowing the Board to convene an annual meeting of shareholders at such date and time as determined by the Board;

•	updating the advance notice provisions for director nominations and shareholder proposals;

•	clarifying the Board’s right to postpone, cancel or adjourn annual or special shareholder meetings;

•	specifying the powers of the chairman of a shareholder meeting;

•	clarifying the requirements for a shareholder to demand a special meeting;

•	allowing special meetings of the Board with less than one days’ notice; and

•	designating the Metro Atlanta Business Case Division of the Fulton County Superior Court, State of Georgia (or if such court lacks jurisdiction, the United States District Court for the Northern District of Georgia or the state courts for the State of Georgia) as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum (the “exclusive forum provision”).

The Board has committed to submit the exclusive forum provision described above for ratification by the Company’s shareholders at the 2017 annual meeting of shareholders of the Company (the “Annual Meeting”). In the event the exclusive forum provision is not ratified by the shareholders at the Annual Meeting, the Board will amend the Bylaws to remove the exclusive forum provision within five business days following the meeting.

The foregoing description of the Amendments to the Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.08. shareholder director nominations.

On June 30, 2017, the Board set December 6, 2017 as the date of the Annual Meeting. The time and location of the Annual Meeting will be as set forth in the Company’s notice of the Annual Meeting, which will be made available to shareholders of record entitled to vote at the Annual Meeting.

If a shareholder of the Company intends to nominate a person for election to the Board or to propose other business for consideration at the Annual Meeting, notice of such nomination or shareholder proposal must be delivered to the Secretary of the Company by the close of business on September 7, 2017. If a shareholder intends to submit a proposal for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, notice of such shareholder proposal must be delivered to the Secretary of the Company by the close of business on August 8, 2017. Any shareholder proposal or director nomination must comply with the requirements of Georgia law, the rules and regulations promulgated by the Securities and Exchange Commission, and the Company’s Articles of Incorporation and the Bylaws, as applicable.

ITEM 8.01. Other events.

On June 30, 2017, the Company issued a press release regarding the date of the Annual Meeting and the deadline for shareholder nominations and proposals, the entire text of which is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Bylaws, as Amended and Restated, of Ruby Tuesday, Inc., dated June 30, 2017.
99.1	Press Release of Ruby Tuesday, Inc., dated June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBY TUESDAY, INC.

Date: June 30, 2017	By:	/s/ Rhonda Parish
	Name:	Rhonda Parish
	Title:	Chief Legal Officer

EXHIBIT INDEX

3.1	Bylaws, as Amended and Restated, of Ruby Tuesday, Inc., dated June 30, 2017.
99.1	Press Release of Ruby Tuesday, Inc., dated June 30, 2017.